Exhibit 99.1

PRESS RELEASE

CONTACT INFORMATION

Kip E. Meintzer, Investor Relations	Cynthia Harris, Public Relations
PalmSource, Inc.	PalmSource, Inc.
408.400.1909	408.400.1928
Kip.Meintzer@PalmSource.com	Cynthia.Harris@PalmSource.com

PalmSource Reports Fourth Quarter and Fiscal 2004

Year End Results

SUNNYVALE, Calif.– June 24, 2004 – PalmSource, Inc™ (NASDAQ: PSRC) provider of Palm OS™, a leading operating system powering next generation mobile devices and smartphones, today reported revenues of $17.6 million for the fourth quarter ended May 28, 2004, as compared to revenues of $17.3 million for the same period of the prior fiscal year. Revenues for the fiscal year ended May 28, 2004 were $73.1 million, compared to revenues of $73.4 million for the prior fiscal year.

Net loss for the fourth quarter of fiscal year 2004 was $2.9 million, or $0.23 loss per share. Net loss for the same quarter of the prior fiscal year was $3.4 million, or $0.34 loss per share. Net loss for the fiscal year ended May 28, 2004 was $15.2 million, or $1.40 loss per share, as compared to a net loss of $21.8 million, or $2.18 loss per share, for the prior fiscal year.

At May 28, 2004, cash, cash equivalents, restricted investments, short-term and long-term investments were $88.6 million. Cash utilized for operating activities during the fourth quarter of fiscal year 2004 was $3.1 million.

On a non-GAAP basis that excludes the effect of stock–based compensation, amortization of intangible assets, restructuring, and/or separation expenses (related to the spin-off of PalmSource from palmOne) net loss for the fourth quarter of fiscal year 2004 was $0.6 million, or $0.05 loss per share. This compares to a non-GAAP net loss for the same quarter of the prior fiscal year of $0.6 million, or $0.06 loss per share. Non-GAAP net income for the fiscal year ended May 28, 2004 was $1.2 million, or $0.10 earnings per share, as compared to a non-GAAP net loss of $11.7 million, or $1.17 loss per share for the prior fiscal year.

Fourth Quarter 2004 Highlights

•	PalmSource completed a stock offering of 3.45 million shares, resulting in net proceeds of approximately $58.7 million.

•	PalmSource entered into a technology distribution agreement with Research In Motion (RIM) (NASDAQ: RIMM; TSX: RIM) that permits RIM to license a BlackBerry Connect offering to Palm OS licensees. Together, BlackBerry Connect and Palm OS will extend email and corporate data connectivity to Palm Powered™ smart mobile devices.

•	Palm OS licensees reported shipments of 1.4 million Palm Powered units, of which 78% were handheld devices, 18% were smartphone devices and 4% were other devices. In the same quarter of the prior fiscal year, Palm OS licensees reported shipments of 1.5 million Palm Powered units, of which 88% were handheld devices, 10% were smartphone devices and 2% were other devices.

Business Outlook

Management’s current outlook for the first quarter of fiscal year 2005 is as follows:

•	Revenues are expected to be in the range of $18 million, plus or minus 5%.

•	Financial results on a GAAP basis are expected to be in the range of a net loss of $2 million, or $0.14 loss per share, to breakeven (including a $1.9 million benefit resulting from prepayment of the Texas Instruments convertible note at a discount); and on a non-GAAP basis, are expected to be in the range of a net loss of $2 million, or $0.14 loss per share, to breakeven. The difference between our financial results on a GAAP basis and a non-GAAP basis is expected to be primarily the result of the benefit resulting from the prepayment of the Texas Instruments convertible note, charges for stock based compensation, and restructuring costs that may be incurred.

PalmSource Analyst /Investor Conference Call

INVESTOR’S NOTE: The company will hold a conference call for the public on June 24, 2004, at 2 p.m. Pacific Daylight Time/5 p.m. Eastern Daylight Time to discuss matters covered in this press release. The live conference call will be available over the Internet by logging onto the investor relations section of PalmSource’s website at http://www.palmsource.com/about/ir.html. An audio replay of the conference call also can be accessed at the same URL beginning on June 24, 2004 no later than 4 p.m. Pacific / 7 p.m. Eastern. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors through CCBN’s individual investor center at www.companyboardroom.com, by visiting any of the investor sites in CCBN’s Individual Investor Network or via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). This press release will be furnished on a Form 8-K and posted on our website prior to the investor conference call.

NON-GAAP FINANCIAL MEASURES: Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company’s management refers to these non-GAAP financial measures — such as non-GAAP net income and net loss — in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

Safe Harbor Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements that refer to plans and expectations for the first quarter of fiscal year 2005 and the future regarding the following: operating results; products, services and the features of each; PalmSource’s outlook; customers and licensees; profitability; product mix and liquidity and capital resources. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, the following: PalmSource’s ability to anticipate demand for its software and its customers’ products; consummation of transactions with new and existing licensees; dependence upon licensees and developers to develop and market new and existing products successfully; PalmSource’s licensees meeting their forecasts and minimum purchase obligations; PalmSource’s ability to hire, retain, integrate and motivate sufficient qualified personnel; the effects of restructuring actions PalmSource may take from time to time; PalmSource’s ability to secure and protect its intellectual property; risk associated with international operations; PalmSource’s ability to control and successfully manage its expenses and cash position; fluctuations in the demand for PalmSource’s existing and future products and services and growth in PalmSource’s industries and markets; PalmSource’s ability to build, maintain and benefit from strategic alliances; the ability of the BlackBerry Connect offering for Palm OS to provide the anticipated features, functions and benefits; the occurrence of errors or defects in the BlackBerry Connect offering for PalmOS or delays in its availability; the ability of PalmSource and RIM to successfully distribute the BlackBerry Connect offering for Palm OS; the ability of PalmSource and its licensees to strengthen their positions in the enterprise and to penetrate new markets; the ability of Palm OS licensees to create mobile devices in a timely fashion that meet mobile operator and RIM certification standards and end-user demands; the ability of PalmSource to maintain and grow its developer community and to compete with existing and new competitors; and the realization of continued growth in mobile devices and services as a result of wireless data connectivity. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in PalmSource’s most recent filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the period ended February 27, 2004. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

About PalmSource

PalmSource, Inc. is the company behind Palm OS, a flexible platform that enables the creation of powerful, innovative and easy-to-use smart mobile devices. We license Palm OS to leading smart mobile information device manufacturers, including Founder Technology, Garmin, GSPDA, Kyocera, Lenovo, palmOne™, Samsung and Sony. Palm OS has attracted a large and loyal following, with over 34 million Palm Powered products sold to date. More information about PalmSource is available at www.palmsource.com, http://www.palmsource.co.uk, http://www.palmsource.fr, http://www.palmsource.de and http://www.palmsource.com.cn.

PalmSource, Palm OS, Palm Powered, and certain other trademarks and logos are trademarks or registered trademarks of PalmSource, Inc. or its affiliate in the United States, France, Germany, Japan, the United Kingdom, and other countries. Each trademark, trade name or service mark of any other company appearing in this press release belongs to its holder

# # #

PalmSource, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended May 31,		Year Ended May 31,
	2004	2003	2004	2003
Revenues:
Related party license and royalty	$1,339	$10,939	$24,927	$49,066
Third party license and royalty	14,580	4,966	42,563	18,379

Total license and royalty	15,919	15,905	67,490	67,445
Related party support and service	105	191	605	1,473
Third party support and service	1,620	1,206	5,022	4,496

Total support and service	1,725	1,397	5,627	5,969

Total revenues	17,644	17,302	73,117	73,414

Cost of revenues:
License and royalty	936	1,275	4,038	7,539
Support and service	704	550	2,136	2,682

Total cost of revenues	1,640	1,825	6,174	10,221

Gross profit	16,004	15,477	66,943	63,193

Operating expenses:
Research and development	8,089	7,935	33,158	38,489
Sales and marketing	4,307	4,316	17,508	17,048
General and administrative	3,547	3,033	12,667	11,794
Stock-based compensation	2,754	589	9,379	2,445
Restructuring	—	16	—	2,188
Amortization of intangible assets	—	97	163	411
Separation costs	(406)	2,171	6,867	5,024

Total operating expenses	18,291	18,157	79,742	77,399

Loss from operations	(2,287)	(2,680)	(12,799)	(14,206)
Interest expense	(188)	(129)	(654)	(507)
Other income (expense), net	(197)	(245)	(264)	(4,627)

Loss before income taxes	(2,672)	(3,054)	(13,717)	(19,340)
Income tax provision	261	386	1,530	2,420

Net loss	$(2,933)	$(3,440)	$(15,247)	$(21,760)

Basic net loss per share	$(0.23)	$(0.34)	$(1.40)	$(2.18)

Shares used in computing basic net loss per share	12,618	10,000	10,878	10,000

Diluted net loss per share	$(0.23)	$(0.34)	$(1.40)	$(2.18)

Shares used in computing diluted net loss per share	12,618	10,000	10,878	10,000

PalmSource, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended May 31,		Year Ended May 31,
	2004	2003	2004	2003
Revenues:
Related party license and royalty	$1,339	$10,939	$24,927	$49,066
Third party license and royalty	14,580	4,966	42,563	18,379

Total license and royalty	15,919	15,905	67,490	67,445
Related party support and service	105	191	605	1,473
Third party support and service	1,620	1,206	5,022	4,496

Total support and service	1,725	1,397	5,627	5,969

Total revenues	17,644	17,302	73,117	73,414

Cost of revenues:
License and royalty	936	1,275	4,038	7,539
Support and service	704	550	2,136	2,682

Total cost of revenues	1,640	1,825	6,174	10,221

Gross profit	16,004	15,477	66,943	63,193

Operating expenses:
Research and development	8,089	7,935	33,158	38,489
Sales and marketing	4,307	4,316	17,508	17,048
General and administrative	3,547	3,033	12,667	11,794

Total non-GAAP operating expenses	15,943	15,284	63,333	67,331

Non-GAAP operating income (loss)	61	193	3,610	(4,138)
Interest expense	(188)	(129)	(654)	(507)
Other income (expense), net	(197)	(245)	(264)	(4,627)

Non-GAAP income (loss) before income taxes	(324)	(181)	2,692	(9,272)
Income tax provision	261	386	1,530	2,420

Non-GAAP income (loss)	$(585)	$(567)	$1,162	$(11,692)

Non-GAAP basic net income (loss) per share	$(0.05)	$(0.06)	$0.11	$(1.17)

Shares used in computing basic non-GAAP net income (loss) per share	12,618	10,000	10,878	10,000

Non-GAAP diluted net income (loss) per share	$(0.05)	$(0.06)	$0.10	$(1.17)

Shares used in computing non-GAAP diluted net income (loss) per share	12,618	10,000	11,627	10,000

Reconciliation between GAAP net loss and Non-GAAP net income (loss) as follows:

GAAP net loss	$(2,933)	$(3,440)	$(15,247)	$(21,760)
Stock-based compensation	2,754	589	9,379	2,445
Amortization of intangible assets	—	97	163	411
Restructuring	—	16	—	2,188
Separation costs	(406)	2,171	6,867	5,024

Non-GAAP net income (loss)	$(585)	$(567)	$1,162	$(11,692)

PalmSource, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	May 31, 2004	May 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$45,144	$37,465
Short-term investments	25,057	—
Receivable from related parties	—	5,132
Accounts receivable, net	6,038	583
Prepaids and other	2,124	1,305

Total current assets	78,363	44,485

Restricted investments	1,680	1,671
Property and equipment, net	2,281	3,419
Goodwill	52,845	52,845
Intangible assets, net	111	976
Long-term investments	16,733	—
Other assets	779	1,211

Total assets	$152,792	$104,607

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,494	$2,868
Payable to Palm, Inc.	—	1,911
Deferred revenue	8,296	9,392
Accrued restructuring	—	349
Other accrued liabilities	7,625	9,215

Total current liabilities	18,415	23,735
Non-current liabilities:
Note payable to Palm Inc., including accrued interest	—	20,744
Deferred revenue and other	10,386	13,848
Long-term convertible subordinated note	15,000	—

Series A redeemable convertible preferred stock	—	20,000
Stockholders’ equity:
Common stock	15	10
Additional paid-in capital	165,835	61,939
Accumulated other comprehensive income	259	448
Unamortized restricted stock	(5,754)	—
Accumulated deficit	(51,364)	(36,117)

Total stockholders’ equity	108,991	26,280

Total liabilities and stockholders’ equity	$152,792	$104,607